Exhibit 99.1

ViaSat Announces Second Quarter Fiscal Year 2012 Results

Carlsbad, Calif. – November 7, 2011 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the second quarter of fiscal year 2012 that included new contract awards of $245.7 million, revenues of $223.0 million, Adjusted EBITDA of $39.0 million and non-GAAP diluted net income attributable to ViaSat common stockholders of $0.32 per share, or $0.18 per share on a diluted GAAP basis. Year-to-date, ViaSat reported new contract awards of $499.3 million, revenues of $418.1 million, Adjusted EBITDA of $75.1 million and non-GAAP diluted net income attributable to ViaSat common stockholders of $0.48 per share, or $0.22 per share on a diluted GAAP basis.

“Second fiscal quarter results for new orders, revenues and Adjusted EBITDA fit our expectations given the ViaSat-1 launch delays,” said Mark Dankberg, chairman and CEO. “But, the main event has been the successful launch and activation of ViaSat-1 subsequent to quarter end. We expect to begin new services at the end of this quarter that we believe will make satellite a better choice for many people who are underserved by terrestrial broadband connections. Meanwhile, national defense budget issues and associated program delays are having some near term impact on our government results, and the mix of business. Still, we had strong new contract awards in the first half of the year at nearly $500 million, up 23% from last year. The combination of new orders with the launch of ViaSat-1 create exciting growth opportunities, despite the macro environment.”

Financial Results1

(In millions, except per share data)	Q2 FY12	Q2 FY11	First 6 Mos. FY12	First 6 Mos. FY11
Revenues	$223.0	$197.9	$418.1	$389.9
Adjusted EBITDA[2]	$39.0	$43.1	$75.1	$80.7
Net income[3]	$8.0	$7.8	$9.7	$11.0
Diluted per share net income[3]	$0.18	$0.18	$0.22	$0.26
Non-GAAP net income[3,4]	$13.9	$13.6	$21.1	$23.3
Non-GAAP diluted net income per share[3,4]	$0.32	$0.32	$0.48	$0.55
Fully diluted weighted average shares	43.9	42.7	43.9	42.5

New contract awards	$245.7	$253.7	$499.3	$406.6
Sales backlog[5]	$575.4	$542.3	$575.4	$542.3

1 ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2012 end on July 1, 2011, September 30, 2011, December 30, 2011, and March 30, 2012.

2 Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expense and acquisition related expenses. A reconciliation of

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specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. and Adjusted EBITDA” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

3 Attributable to ViaSat Inc. common stockholders.

4 All non-GAAP net income numbers have been adjusted to exclude the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

5 Amounts include certain backlog adjustments due to contract changes and amendments.

Government Systems Segment

The Government Systems segment posted quarterly revenues of $103.4 million, an 8.9% increase from the second quarter of fiscal year 2011, primarily due to an increase in service revenues while product revenues remained relatively flat. The increase in service revenues was primarily related to higher sales of our government satellite communication systems, information assurance products, and tactical data link services. Adjusted EBITDA for the Government Systems segment was $20.6 million in the second quarter of fiscal year 2012, compared to $18.9 million in the same period of the prior fiscal year. New contract awards in our Government Systems segment for the second quarter of fiscal year 2012 were $136.7 million.

Commercial Networks Segment

For the Commercial Networks segment, revenues were $64.2 million for the second quarter, a 44.9% increase from the second quarter of fiscal year 2011, primarily due to an increase in product revenues while service revenues remained relatively flat. The product revenues increase was primarily due to higher sales of mobile broadband satellite communication systems, enterprise VSAT networks, and consumer broadband products. Adjusted EBITDA for the Commercial Networks segment was $1.8 million in the second quarter of fiscal year 2012, compared to $0.9 million in the same period of the prior fiscal year. New contract awards in our Commercial Networks segment for the second quarter of fiscal year 2012 were $53.6 million.

Satellite Services Segment

Our Satellite Services segment contributed revenues of $55.4 million for the second quarter, a 5.5% decrease from the second quarter of fiscal year 2011, primarily due to the lower number of wholesale subscribers of our WildBlue® service as our sales channels provisioned fewer customers in anticipation of the ViaSat-1 related service offerings. Adjusted EBITDA for the Satellite Services segment was $16.8 million in the second quarter of fiscal year 2012, compared to $23.3 million in the same period of the prior fiscal year. New contract awards in our Satellite Services segment for the second quarter of fiscal year 2012 were $55.4 million.

Selected Second Quarter Fiscal Year 2012 Business Highlights

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•

Subsequent to quarter end, we launched ViaSat-1, the highest capacity satellite in the world. ViaSat-1 is positioned in geosynchronous orbit and is undergoing in-orbit testing. We plan to begin initial commercial service on the new satellite in late December 2011, and expand into the entire service footprint in early calendar 2012.

•	Received $30.0 million in delivery orders for Multifunctional Information Distribution System – Low Volume Terminals (MIDS-LVT) from the Space and Naval Warfare Systems Command (SPAWAR).

•

Awarded $15.0 million in engineering development orders for Multifunctional Information Distribution System Joint Tactical Radio System (MIDS JTRS) terminals, to provide first block cycle (BC1) information assurance modernization upgrades and additional enhancements.

•

Expanded coverage of our Yonder® high-speed mobile Internet service, with the addition of Chile, Argentina, Bolivia, Colombia, Ecuador, Peru and surrounding areas, making the service available for maritime and aviation customers in those regions.

•	Selected by Bombardier Aerospace to provide airborne broadband terminals and Yonder mobile broadband services as part of a new high-speed Internet option on Global 5000 and Global 6000 aircraft.

•

Received a study contract from the U.S. Department of Defense (DoD) to develop methods to assess various approaches for reducing the cost of satellite capacity for the DoD through application of commercial satellite capabilities.

•	Continued development of our forward error correction (FEC) for 100G optical transport by releasing silicon-proven cores (ECC66100 series) as standard off-the-shelf products.

•	Listed #25 on Space News 2011 list of Top 50 Space Industry Manufacturing and Service Companies.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to our growth opportunities, profitability, and the successful commencement, quality and expansion of ViaSat-1 service offerings. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to successfully implement ViaSat-1 broadband satellite services on our anticipated timeline or at all; negative audits by the U.S. government; continued turmoil in global financial markets and economies; delays in approving U.S. government budgets; our reliance on U.S. government contracts, and on a

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small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and enhancements; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products; our level of indebtedness and ability to comply with applicable debt covenants; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Conference Call

ViaSat Inc. will host a conference call to discuss these fiscal year 2012 second quarter results at 5:00 p.m. Eastern Time on Monday, November 7, 2011. The dial in number is (877) 640-9809 and (914) 495-8528 internationally. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Monday, November 7 through midnight on Tuesday, November 8 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering conference ID 25217222. You can also access our conference call webcast and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and remote network access to fixed sites or on-the-move. The company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption technologies and products to the U.S. and allied governments; is the primary technology partner for gateway and customer-premises equipment for consumer and mobile satellite broadband services; and offers high-speed Ka-band satellite broadband services under the WildBlue brand. ViaSat also offers design capabilities and a number of complementary products including monolithic microwave integrated circuits and modules, DVB-S2 satellite communication components, video data link systems, data acceleration and compression, and mobile satellite antenna systems. Based in Carlsbad, California, ViaSat has established a number of worldwide locations for customer service, network operations, and technology development.

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Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. Non-GAAP net income attributable to ViaSat Inc. excludes the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expenses and acquisition related expenses. We also use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs and to evaluate future growth opportunities. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis,” “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. and Adjusted EBITDA” and “An Itemized Reconciliation Between Segment Operating Profit (Loss) Before Corporate and Amortization of Acquired Intangible Assets and Adjusted EBITDA” contained in this release.

WildBlue is a registered service mark of WildBlue Communications, Inc.

Yonder is a registered service mark of ViaSat Inc.

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Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Six months ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
Revenues:
Product revenues	$146,611	$127,586	$269,157	$252,588
Service revenues	76,413	70,303	148,968	137,305

Total revenues	223,024	197,889	418,125	389,893

Operating expenses:
Cost of product revenues	107,909	88,451	200,194	183,165
Cost of service revenues	54,204	41,697	103,520	80,759
Selling, general and administrative	44,379	41,952	86,112	80,873
Independent research and development	6,809	7,622	12,503	14,936
Amortization of acquired intangible assets	4,767	5,094	9,539	9,704

Income from operations	4,956	13,073	6,257	20,456
Interest income (expense), net	(198)	(887)	(172)	(2,889)

Income before income taxes	4,758	12,186	6,085	17,567
(Benefit from) provision for income taxes	(3,411)	4,385	(3,678)	6,366

Net income	8,169	7,801	9,763	11,201
Less: Net income attributable to the noncontrolling interest, net of tax	194	15	29	154

Net income attributable to ViaSat Inc.	$7,975	$7,786	$9,734	$11,047

Diluted net income per share attributable to ViaSat Inc. common stockholders	$0.18	$0.18	$0.22	$0.26

Diluted common equivalent shares	43,894	42,717	43,860	42,466

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended		Six months ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
GAAP net income attributable to ViaSat Inc.	$7,975	$7,786	$9,734	$11,047
Amortization of acquired intangible assets	4,767	5,094	9,539	9,704
Acquisition related expenses	—	194	—	1,379
Stock-based compensation expense	4,804	4,146	8,979	8,313
Income tax effect	(3,688)	(3,575)	(7,160)	(7,176)

Non-GAAP net income attributable to ViaSat Inc.	$13,858	$13,645	$21,092	$23,267

Non-GAAP diluted net income per share attributable to ViaSat Inc. common stockholders	$0.32	$0.32	$0.48	$0.55

Diluted common equivalent shares	43,894	42,717	43,860	42,466

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended		Six months ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
GAAP net income attributable to ViaSat Inc.	$7,975	$7,786	$9,734	$11,047
(Benefit from) provision for income taxes	(3,411)	4,385	(3,678)	6,366
Interest expense (income), net	198	887	172	2,889
Depreciation and amortization	29,426	25,676	59,907	50,703
Stock-based compensation expense	4,804	4,146	8,979	8,313
Acquisition related expenses	—	194	—	1,379

Adjusted EBITDA	$38,992	$43,074	$75,114	$80,697

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS

FOLLOWS:

(In thousands)

	Three months ended September 30, 2011				Three months ended October 1, 2010
	Government Systems	Commercial Networks	Satellite Services	Total	Government Systems	Commercial Networks	Satellite Services	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$14,333	$(2,871)	$(1,739)	$9,723	$12,808	$(2,347)	$7,706	$18,167
Depreciation *	4,105	2,549	16,974	23,628	3,821	1,783	14,970	20,574
Stock-based compensation expense	2,180	1,649	975	4,804	2,075	1,447	624	4,146
Other amortization	—	462	560	1,022	—	—	—	—
Acquisition related expenses	—	—	—	—	194	—	—	194

Adjusted EBITDA before other	$20,618	$1,789	$16,770	39,177	$18,898	$883	$23,300	43,081

Other				(185)				(7)

Adjusted EBITDA				$38,992				$43,074

	Six months ended September 30, 2011				Six months ended October 1, 2010
	Government Systems	Commercial Networks	Satellite Services	Total	Government Systems	Commercial Networks	Satellite Services	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$21,713	$(6,111)	$194	$15,796	$14,466	$(3,517)	$19,167	$30,116
Depreciation *	8,183	5,013	34,804	48,000	7,269	3,553	30,161	40,983
Stock-based compensation expense	4,323	2,709	1,947	8,979	4,105	2,947	1,261	8,313
Other amortization	—	1,763	604	2,367	—	—	—	—
Acquisition related expenses	—	—	—	—	866	—	513	1,379

Adjusted EBITDA before other	$34,219	$3,374	$37,549	75,142	$26,706	$2,983	$51,102	80,791

Other				(28)				(94)

Adjusted EBITDA				$75,114				$80,697

*	The depreciation related to assets that are not specific to a particular segment have been allocated based on sales, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	As of	As of
Assets	September 30, 2011	April 1, 2011

Current assets:
Cash and cash equivalents	$36,007	$40,490
Accounts receivable, net	198,488	191,889
Inventories	122,343	98,555
Deferred income taxes	18,313	18,805
Prepaid expenses and other current assets	44,568	21,141

Total current assets	419,719	370,880

Property, equipment and satellites, net	834,900	766,139
Other acquired intangible assets, net	72,079	81,889
Goodwill	83,345	83,532
Other assets	115,524	103,308

Total assets	$1,525,567	$1,405,748

	As of	As of
Liabilities and Equity	September 30, 2011	April 1, 2011

Current liabilities:
Accounts payable	$65,894	$71,712
Accrued liabilities	117,309	130,583
Current portion of other long-term debt	1,212	1,128

Total current liabilities	184,415	203,423
Senior Notes due 2016, net	272,544	272,296
Other long-term debt	171,401	61,946
Other liabilities	24,422	23,842

Total liabilities	652,782	561,507

Total ViaSat Inc. stockholders' equity	868,640	840,125
Noncontrolling interest in subsidiary	4,145	4,116

Total equity	872,785	844,241

Total liabilities and equity	$1,525,567	$1,405,748